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                                   Exhibit 21
                                   ----------

                     ESCALADE, INCORPORATED AND SUBSIDIARIES

                    List of Subsidiaries at December 25, 2004

                                                               State of Other         Percent of Voting
                                                              Jurisdiction of        Securities Owned by
                                                               Incorporation               Parent
                                                               -------------               ------
Parent
  Escalade, Incorporated                                         Indiana

Subsidiaries
  Indian Industries, Inc. (1)                                    Indiana                    100%
  U.S. Weight, Inc. (1)                                         Illinois                    100%
  Harvard Sports, Inc. (1)                                     California                   100%
  Harvard California, S. DE R.L. C.V. (1)                      B.C. Mexico                  100%
  Bear Archery, Inc. (1)                                         Florida                    100%
  Martin Yale Industries, Inc. (1)                               Indiana                    100%
  Productos Maestros de Oficiina, S.A. DE C.V. (1)             B.C. Mexico                  100%
  Schleicher & Co. America (1)                               North Carolina                 100%
  Martin Yale International, GmbH (1)                            Germany                    100%
  Olympia Business Systems (1)                               North Carolina                 100%
  Martin Yale International SARL (1)                             France                     100%
  Martin Yale International Ltd (1)                              England                    100%
  Taros Trading, GmbH (1)                                        Germany                    100%
  Indian-Martin, Inc. (1)                                        Nevada                     100%
  EIM Company, Inc. (1)                                          Nevada                     100%
  SOP Services, Inc. (1)                                         Nevada                     100%
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(1)  Each subsidiary company so designated has been included in Consolidated
     Financial Statements for all periods following its acquisition. See Notes to Consolidated Financial Statements.

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